                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
       Information Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


     Filed by the registrant  [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [X] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-
         6(e)(2))
     [ ] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SANDISK CORPORATION
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                 (Name of Registrant as Specified In Charter)

                              SANDISK CORPORATION
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             (Name of Person(s) Filing the Information Statement)

Payment of filing fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
         11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed a pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                                                              PRELIMINARY COPIES

                              SANDISK CORPORATION
                               140 Caspian Court
                          Sunnyvale, California 94089
                                 (408) 542-0500

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held October 20, 1999

TO OUR STOCKHOLDERS:

   A Special Meeting of the stockholders (the "Meeting") of SANDISK CORPORATION (the "Company") will be held on Wednesday, October 20, 1999 at 9:00 a.m. local time, at the offices SANDISK CORPORATION, 140 Caspian Court, Sunnyvale, California. The purpose of the Meeting is to consider and take action upon a proposal recommended by the Board of Directors to amend the Company's Certificate of Incorporation to increase the Company's authorized common stock, from 40 million shares to 125 million shares.

   The transfer books of the Company will not be closed prior to the Meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of the stockholders entitled to notice of and vote at the Meeting is August 31, 1999.

   This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                          DR. ELI HARARI
                                          President and Chief Executive
                                           Officer

Sunnyvale, California
September    , 1999

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                                              PRELIMINARY COPIES

                              SANDISK CORPORATION

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of SANDISK CORPORATION (the "Company") for use at the Special Meeting of the stockholders (the "Meeting") to be held on Wednesday, October 20, 1999 at 9:00 a.m. local time, at the offices of SANDISK CORPORATION, 140 Caspian Court, Sunnyvale, California, and any adjournment thereof. The mailing address of the executive office of the Company is 140 Caspian Court, Sunnyvale, California 94089. This Proxy Statement and the enclosed proxy were first furnished to stockholders of
the Company on or about September   , 1999.

                               VOTING PROCEDURES

   The representation in person or by proxy of a majority of the outstanding shares entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the stockholder is present in person or is represented by returning a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

   Shares represented by proxy will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box on the proxy card. You may vote (i) "FOR" the proposal to amend the Company's Certificate of Incorporation, (ii) "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the required vote on the proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on the proposal, have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal. Broker "non-votes" on the proposal to increase the authorized Common Stock will therefore have the effect of a vote against the proposal.

   The proposal to amend the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company requires for approval the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Meeting.

   A stockholder who returns a proxy may revoke it at any time before the stockholder's shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

   The outstanding stock of the Company entitled to vote as of August 31, 1999, consisted of [27,335,340] shares of Common Stock. Only common stock stockholders of record at the close of business on August 31, 1999, are entitled to vote at the Meeting. Each share is entitled to one vote.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

   The Board of Directors of the Company has approved and recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock (the "Common Stock") from 40,000,000 shares to 125,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes including effecting potential stock splits without the delay and expense incidental to obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

   On August 31, 1999, the Company had            shares of Common Stock issued
and outstanding. Also on that date, the Company had           shares of Common
Stock subject to outstanding options under the Company's 1995 Stock Option Plan and the Company's 1995 Non-Employee Directors Stock Option Plan, including
options incorporated from the predecessor plans, and             shares
available for issuance under the Company's Employee Stock Purchase Plan. These share numbers do not take into account the Company's proposed issuance and sale of 2,750,000 shares of common stock (plus an additional 450,000 shares of common stock offered to certain underwriters to cover any over allotments) pursuant to a public offering of its shares, as detailed in the Company's Registration Statement on Form S-3 (Reg. No. 333-85427) filed August 17, 1999 with the U.S. Securities and Exchange Commission. After accounting for the 2,750,000 shares to be sold in the offering, the 450,000 additional shares to be offered to certain underwriters, substantially all of the Company's 40 million authorized shares have been issued or are reserved for issuance and thus few shares would be available to the Company for use in connection with its future financing and other corporate needs. The lack of authorized Common Stock available for issuance could unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Company has considered other plans to issue additional shares of Common Stock in possible future financings. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense.

   The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.

   In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

   The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.

   Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of a majority of the outstanding shares of the Company's Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in "VOTING PROCEDURES." If the proposal is approved, the Company intends to file an amendment to its Certificate of Incorporation promptly after the Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Thereafter, The Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the record date, August 31, 1999, for the Special Meeting for (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) the Chief Executive Officer of the Company; (iii) each of the four other most highly compensated executive officers of the Company (determined at fiscal year-end 1998); (iv) each director of the Company and nominee who owns Common Stock; and (v) all directors and executive officers as a group:

                               Number of Shares     Approximate
             Name            Beneficially Owned(1) Percent Owned
             ----            --------------------- -------------
   Seagate Technology, Inc.
    Scotts Valley, CA......        6,141,374           XXXXX

   FMR Corp.
    Boston, MA (2).........        2,318,900           XXXXX

   Denver Investment
    Denver, CO (2).........        1,628,900           XXXXX

   Forstmann-Leff
    New York, NY (2).......        1,620,175           XXXXX

   William Campbell (3)....           59,608               *

   Irwin Federman (4)......           31,905               *

   Catherine P. Lego (5)...           76,037               *

   Dr. Eli Harari (6)......        1,258,445           XXXXX

   Dr James D. Meindl (7)..           75,665               *

   Alan F. Shugart (8).....           36,000               *

   Daniel Auclair (9)......          133,880               *

   Cindy Burgdorf (10).....          182,575               *

   Leon Malmed (11)........           79,443               *

   Ralph Hudson (12).......           25,001               *

   All executive officers
    and directors as
    a group (12
    persons)(13)...........         X,XXXXXX           XXXXX%

--------
  * Less than 1%

 (1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Information as of June 30, 1999, per Schedule 13F filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended.

 (3) Includes options to purchase 20,000 shares exercisable within 60 days of August 31, 1999 by Mr. Campbell in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (4) Includes options to purchase 12,000 shares exercisable within 60 days of August 31, 1999 by Mr. Federman in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (5) Includes options to purchase 20,000 shares exercisable within 60 days of August 31, 1999 by Ms. Lego in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (6) Includes 1,026,976 shares held in the name of a trust for the benefit of Dr. Harari and his wife. Also Includes options to purchase 228,643 shares exercisable within 60 days of August 31, 1999 by Dr. Harari, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time. Also includes 11,333 shares owned directly by his son and 11,493 shares held in the name of a trust for the benefit of his children.

 (7) Represents 55,665 shares held as community property in the name of Dr. Meindl and his wife. Also Includes options to purchase 20,000 shares exercisable within 60 days of August 31, 1999 by Mr. Meindl in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (8) Includes options to purchase 36,000 shares exercisable within 60 days of August 31, 1999 by Mr. Shugart in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (9) Includes options to purchase 97,290 shares exercisable within 60 days of August 31, 1999 by Mr. Auclair, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time. Includes an aggregate of 5,540 shares owned by his children held in his name as custodian.

(10) Includes options to purchase 172,557 shares exercisable within 60 days of August 31, 1999 by Ms. Burgdorf, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(11) Includes options to purchase 13,437 shares exercisable within 60 days of August 31, 1999 by Mr. Malmed, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(12) Includes options to purchase 25,001 shares exercisable within 60 days of August 31, 1999 by Mr. Hudson.

(13) Includes 644,928 shares subject to options, including those identified in notes (3), (4), (5), (6), (7), (8), (9), (10), (11), and (12).

                                  OTHER ACTION

   Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 2000 Annual Meeting of stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than December 13, 1999. The proposal must be mailed to the Company's executive offices, 140 Caspian Court, Sunnyvale, California 94089, Attention: Chief Financial Officer. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                             SOLICITATION STATEMENT

   The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram and the company may retain the services of a proxy solicitation firm to aid in this solicitation. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

                                          By order of the Board of Directors

                                          DR. ELI HARARI
                                          President and Chief Executive
                                           Officer

Sunnyvale, California
September    , 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SANDISK CORPORATION

  DR. ELI HARARI, and CINDY L. BURGDORF, or any of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of SANDISK CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Special Meeting of stockholders on October 20, 1999, and at any adjournments or postponements thereof as follows:


   1. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock:


                  FOR [ ]        AGAINST [ ]        ABSTAIN   [ ]


   2. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors recommends a vote FOR the above proposal. This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR the above proposal and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

                              DATE:  _______________________, 1999


                              ___________________________________
                              (Signature)

                              ___________________________________
                              (Signature if held jointly)

                              (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)



          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.